UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:

March 12, 2010

Maine & Maritimes Corporation

(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 12, 2010, Maine & Maritimes Corporation, a Maine corporation (“MAM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MAM, BHE Holdings Inc., a Maine corporation (“Parent”), and BHE Holding Sub One Inc., a Maine corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will be merged with and into MAM, and as a result MAM will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the closing of the Merger, each issued and outstanding share of common stock of MAM (other than shares owned by MAM, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Maine law) will be canceled and will be automatically converted into the right to receive $45.00 in cash, without interest and subject to any applicable withholding taxes.

At the closing of the Merger, MAM intends to cancel each outstanding stock option issued under MAM stock option plans in exchange for cash in an amount equal to the difference between the $45.00 per share consideration payable in the Merger and the exercise price per share with respect to such stock option, less any applicable tax withholdings, as described in the Merger Agreement.

The Merger Agreement contains customary representations and warranties of MAM, Parent and Merger Sub, and various covenants of MAM, Parent and Merger Sub.

The closing of the Merger is subject to customary closing conditions, including obtaining the approval of MAM’s stockholders, the absence of legal restraints and other litigation, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receiving regulatory approvals including, without limitation, from the Maine Public Utilities Commission and the Federal Energy Regulatory Commission. Parent’s obligation to close the transactions is not subject to any financing condition.

Termination of the Merger

The Merger Agreement provides MAM and Parent with certain termination rights. Upon termination under specified circumstances, MAM would be required to pay Parent a termination fee of $2,000,000 and/or reimburse up to $1,000,000 of the out of pocket fees and expenses incurred by Parent or Merger Sub.

General

The Board of Directors of MAM (the “Board of Directors”) approved the Merger Agreement. KeyBanc Capital Markets Inc. served as the financial advisor to the Board of Directors.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of MAM, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MAM’s or Parent’s public disclosures.

ITEM 1.01 Entry into a Material Definitive Agreement.

Waivers under Material Definitive Agreements

Bank of America, N.A. has granted waivers, as of March 10, 2010, to the following credit agreements with subsidiaries of MAM; without such waivers the entry into the Merger Agreement described above would have been an event of default under such credit agreements:

(1)	Credit Agreement dated October 7, 2005, with Maine Public Service Company (“MPS”);

(2)	Letter of Credit and Reimbursement Agreement dated January 31, 2006, with MPS (relating to the Maine Public Utility Financing Bank (“MPUFB”) 1996 Series Bonds (MPS Project));

(3)	Letter of Credit and Reimbursement Agreement dated January 31, 2006, with Maine Public Service Company (relating to the MPUFB 2000 Series Bonds (MPS Project)); and

(4)	Loan Agreement dated May 8, 2008, with MAM Utility Services Group.

A copy of the waiver letter is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MAM previously entered into Employee Retention Agreements with its executive officers (“Change in Control Agreements”), as disclosed in MAM’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2009. The form of the Change in Control Agreements is attached as Exhibit 10 to the quarterly report on Form 10-Q filed with the Commission on August 13, 2009. Also, MAM’s Board previously approved the 2010 Executive Compensation Plan (the “2010 Plan”), including specific targets and performance measures for MAM’s executive officers, as previously disclosed in MAM’s current report on Form 8-K filed with the SEC on January 14, 2010.

Parent required that MAM and its executives enter into letter agreements that modify these preexisting Change in Control Agreements and awards under the 2010 Plan as a condition to entering into the Merger Agreement. As a result, MAM’s Board (at the Performance and Compensation Committee’s recommendation) approved the letter agreements as part of approving the Merger Agreement. The letter agreements benefit Parent by providing incentives to the executives to continue their employment with MAM through the closing of the Merger and at least an appropriate transition period following the closing. The letter agreements also modify how the Change in Control Agreements interrelate with the outstanding awards under the 2010 Plan, which modification results in less total compensation payable to the executives than under the original Change in Control Agreements, as more fully described below.

The letter agreements provide that the executives will be entitled to the following long term and short term award payments under the 2010 Plan:

•

Short Term Award: MAM (as the surviving corporation in the Merger) will pay the executives the amount of their respective “Target Award” amounts listed below, promptly after the closing of the Merger. The executives will remain eligible to receive an additional amount, to bring the total up to their respective “Maximum Award” amounts listed below, based on MAM’s 2010 results, provided they remain employed at MAM through December 31, 2010. The “Target Award” and “Maximum Award” amounts remain unchanged from the original 2010 Plan previously disclosed.

Name	Title	Target Award	Maximum Award
Brent Boyles	CEO	$84,000	$168,000
Mike Williams	CFO	$42,425	$84,850
Patrick Cannon	GC	$39,775	$79,550
Tim Brown	VP	$30,388	$60,775
Randi Arthurs	Controller	$25,938	$51,875
Mike Eaton	VP	$24,325	$48,650

•

Long Term Award: MAM (as the surviving corporation in the Merger) will pay the executives their respective “Target Award” amounts listed below, promptly after the closing of the Merger. The “Target Award” amount remains unchanged from the original 2010 Plan previously disclosed, and the executives will not be entitled to receive the “Maximum Award” amount under the original 2010 Plan previously disclosed.

Name	Title	Target Award
Brent Boyles	CEO	$168,000
Mike Williams	CFO	$84,850
Patrick Cannon	GC	$79,550
Tim Brown	VP	$60,775
Randi Arthurs	Controller	$51,875
Mike Eaton	VP	$48,650

The letter agreements make the following modifications to the Change in Control Agreements. First, each of the Change in Control Agreements will be extended through December 31, 2011 (other than the Change in Control Agreement for Mr. Boyles, which will expire pursuant to its original terms on September 5, 2012). Second, to the extent that any executive is entitled to severance under the terms of the Change in Control Agreement, the amount of severance to which that executive will be entitled to receive will equal two (2) times his or her respective base salary, continued benefits for 24 months and any accrued and unpaid vacation time in accordance with MAM policy. Third, the executives will not be entitled to any severance related to incentive compensation (including any payments under the 2010 Plan) as contemplated by the original Change in Control Agreements previously disclosed. Lastly, if any executive resigns on or after June 1, 2011 through December 31, 2011 for any reason, that resignation will be treated like a termination for “Good Reason,” entitling that executive to the severance benefits described above.

The letter agreements and modifications to the compensation arrangements contained therein are effective only if the Merger closes, and terminate as if never entered into, if the Merger Agreement is terminated prior to completion of the Merger.

The foregoing description of the letter agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the agreements, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Maine & Maritimes Corporation, BHE Holdings, Inc., and BHE Holding Sub One Inc., dated March 12, 2010

10.1	Waiver letter from Bank of America, N.A., dated March 10, 2010 concerning credit agreements listed therein

10.2	Form of Executive Confirmation Agreement

Additional Information and Where You Can Find It

MAM plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with, or furnished to, the SEC (when available) from the SEC’s website at http://www.sec.gov. MAM’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Virginia R. Joles, Director of Communications, and Economic Development, Maine & Maritimes Corporation, 209 State Street, P. O. Box 789, Presque Isle, ME 04769-0789, by telephone at 1-877-272-1523, or by going to MAM’s Investor Relations page on its corporate website at www.maineandmaritimes.com (click on “Investor Relations” and then on “SEC Filings”).

MAM and its directors and executive officers and certain other members of its management and employees may be deemed to be participants (“potential participants”) in the solicitation of proxies from MAM’s stockholders with respect to the proposed

Merger. Information about MAM’s directors and executive officers and their ownership of MAM’s common stock is set forth in the proxy statement for MAM’s 2009 Annual Meeting of Stockholders and its 2009 annual report on Form 10-K, each of which was filed with the SEC on March 18, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov. MAM’s stockholders will also be able to obtain, without charge, a copy of such document by directing a request by mail to Virginia R. Joles, Director of Communications and Economic Development, Maine & Maritimes Corporation, 209 State Street, P. O. Box 789, Presque Isle, ME 04769-0789, by telephone at 1-877-272-1523, or by going to MAM’s Investor Relations page on its corporate website at www.maineandmaritimes.com (click on “Investor Relations” and then on “SEC Filings”).

MAM’s stockholders may obtain additional information regarding the interests of potential participants, which may be different than those of MAM’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with, or furnished to, the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2010

MAINE & MARITIMES CORPORATION

By:	/s/ Brent M. Boyles
Brent M. Boyles
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Maine & Maritimes Corporation, BHE Holdings, Inc., and BHE Holding Sub One Inc., dated March 12, 2010

10.1	Waiver letter from Bank of America, N.A., dated March 10, 2010 concerning credit agreements listed therein

10.2	Form of Executive Confirmation Agreement